Investor Contact: Maurice Carson, (650) 318-4700

Media Contact: Anna del Rosario, (650) 318-4500

For Release: October 27, 2009 @ 1:00 P.M. PT

ACTEL ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $47.2 million for the third quarter of 2009, up 4.5 percent from the second quarter of 2009 and down 11.2 percent from the third quarter of 2008.

Actel reported net income in accordance with generally accepted accounting principles (GAAP) of $0.9 million, or $0.03 per diluted share, for the third quarter of 2009 compared with a net loss of $(1.4) million, or $(0.05) per basic share, for the third quarter of 2008 and a net loss of $(45.1) million, or $(1.73) per basic share, for the second quarter of 2009.

Non-GAAP net income, which excludes stock-based compensation, certain excess inventory reserves, fixed asset impairment charges, expenses associated with the restructuring, adjustments to deferred tax valuation allowances and other non-recurring adjustments, was $2.4 million for the third quarter of 2009 compared with $1.9 million for the third quarter of 2008 and $14,000 for the second quarter of 2009.

Significant Developments

Significant developments during the third quarter included:

•	The availability of a free Mixed-Signal Power Manager (MPM) reference design and graphical user interface (GUI) tool included in the recently announced Fusion® Advanced Development Kit. This tool is key to enabling designers to control and reduce power at the system level, offering fully-verified, timing-closed, proven-in-hardware power supervision and management capabilities.

•	The availability of RTAX-DSP prototype FPGAs for demonstration and timing validation of designs targeted to Actel’s RTAX-DSP space-flight FPGAs. These prototypes have the same pin assignment, mechanical footprint and timing properties across the full military temperature range (-55°C to 125°C) as their space-flight counterparts.

•	The continued performance of critical functions by Actel’s radiation-tolerant RTAX-S FPGAs aboard the NASA Lunar Reconnaissance Orbiter (LRO) and Lunar Crater Observation and Sensing Satellite (LCROSS), which will return more data about the moon than any previous mission.

•	The opening of a new development and support center in Hyderabad, India. The facility will house engineering, operations and marketing employees as well as a 24-hour customer support center.

Business Outlook – Fourth Quarter 2009

The Company believes that fourth quarter 2009 revenues will be up two percent to six percent sequentially. Gross margin is expected to be about 59 or 60 percent. Operating expenses are anticipated to come in at approximately $26.9 million, which excludes an estimated $2.2 million of stock-based compensation expense, an estimated $1.2 million charge for the fourth quarter 2009 reduction in force, and $0.6 million associated with the acquisition of Pigeon Point Systems. Other income is expected to be about $0.7 million. The non-GAAP tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 26.3 million shares.

Conference Call

A conference call to discuss third quarter results will be held Tuesday, October 27, 2009, at 1:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com.

Corporate Restructuring

Actel announced in January a company-wide restructuring plan to increase profitability. In conjunction with cost-reduction initiatives taken in the fourth quarter of 2008, the restructuring is expected to result in a quarterly reduction in expenses of approximately $6.5 million in the third quarter of 2010 compared with the third quarter of 2008. The Company expects to record aggregate charges of $5.0 million to $5.5 million for severance and other costs related to the restructuring by the beginning of the third quarter of 2010, when the restructuring will be substantially complete.

Non-GAAP Adjustments and Reconciliation

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Forward-Looking Statements

The statements in the paragraphs under the headings “Corporate Restructuring” and “Business Outlook – Fourth Quarter 2009” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-Q, which can be found on Actel’s web site, www.actel.com. Actel’s anticipated results from its restructuring plan and its projected revenues and operating results for the fourth quarter of 2009 are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as a failure to achieve the full projected results of the restructuring plan, fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly. Actel undertakes no obligation to update any information contained in this press release.

About Actel

Actel is the leader in low-power FPGAs and mixed-signal FPGAs, offering the most comprehensive portfolio of system and power management solutions. Power Matters. Learn more at www.actel.com.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 4, 2009	July 5, 2009	Oct. 5, 2008	Oct. 4, 2009	Oct. 5, 2008
Net revenues	$47,248	$45,227	$53,215	$140,934	$165,620
Costs and expenses:
Cost of revenues	18,760	32,595	22,343	72,140	68,116
Research and development	14,839	15,326	16,995	46,558	50,807
Selling, general, and administrative	13,196	13,659	15,038	40,345	47,431
Restructuring and asset impairment charges	175	5,594	—	6,888	—
Amortization of acquisition- related intangibles	193 458	192	458	578	458

Total costs and expenses	47,163	67,366	54,834	166,509	166,812

Income (loss) from operations	85	(22,139)	(1,619)	(25,575)	(1,192)
Interest income and other, net	664	776	465	3,192	4,098

Income (loss) before tax provision	749	(21,363)	(1,154)	(22,383)	2,906
Tax provision (benefit)	(157)	23,778	219	24,808	2,139

Net income (loss)	$906	$(45,141)	$(1,373)	$(47,191)	$767

Net income (loss) per share:
Basic	$0.03	$(1.73)	$(0.05)	$(1.81)	$0.03

Diluted	$0.03	$(1.73)	$(0.05)	$(1.81)	$0.03

Shares used in computing net income (loss) per share:
Basic	26,160	26,146	25,726	26,111	25,873

Diluted	26,247	26,146	25,726	26,111	26,267

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	Oct. 4, 2009	July 5, 2009	Oct. 5, 2008	Oct. 4, 2009	Oct. 5, 2008
Cost and expenses:
Non-GAAP cost of revenues	$18,760	$19,339	$22,343	$58,884	$68,116
Adjustments related to excess inventory	—	13,256	—	13,256	—

GAAP cost of revenues	$18,760	$32,595	$22,343	$72,140	$68,116

Non-GAAP research and development	$13,378	$14,056	$15,408	$42,539	$47,250
Adjustments related to stock based compensation and other.	1,461	1,270	1,587	4,019	3,557

GAAP research and development	$14,839	$15,326	$16,995	$46,558	$50,807

Non-GAAP restructuring and asset impairment charges	$—	$—	$—	$—	$-
Adjustments related to restruc-turing and asset impairments	175	5,594	—	6,888	—

GAAP restructuring and asset impairment charges	$175	$5,594	$-	$6,888	$—

Non-GAAP amortization of acquisition-related intangibles	$—	$-	$-	$—	$-
Adjustments related to amorti-zation of acquisition-related intangibles	193	192	458	578	458

GAAP amortization of acquisition-related intangibles	$193	$192	$458	$578	$458

Non-GAAP selling, general and administrative	$12,354	$12,588	$14,126	$37,396	$42,752
Adjustments related to stock based compensation, option investigation and other	842	1,071	912	2,949	4,679

GAAP selling, general and administrative	$13,196	$13,659	$15,038	$40,345	$47,431

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
					Oct. 5,
	Oct. 4, 2009	July 5, 2009	Oct. 5, 2008	Oct. 4, 2009	2008
Income (loss) from operations:
Non-GAAP income from operations.	$2,756	$(756)	$1,338	$2,115	$7,502
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, and other.	(2,671)	(21,383)	(2,957)	(27,690)	(8,694)

GAAP income (loss) from operations.	$85	$(22,139)	$(1,619)	$(25,575)	$(1,192)

Interest income and other, net:
Non-GAAP interest income and other, net	$664	$776	$1,338	$2,476	$4,971
Adjustments related to investment impairment and insurance reimbursement	-	-	(873)	716	(873)

GAAP interest income and other, net	$664	$776	$465	$3,192	$4,098

Income (loss) before tax provision:
Non-GAAP income before tax provision.	$3,420	$20	$2,676	$4,591	$12,473
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, and other.	(2,671)	(21,383)	(3,830)	(26,974)	(9,567)

GAAP (loss) income before tax provision.	$749	$(21,363)	$(1,154)	$(22,383)	$2,906

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 4, 2009	July 5, 2009	Oct. 5, 2008	Oct. 4, 2009	Oct. 5, 2008
Net income (loss):
Non-GAAP net income	$2,394	$14	$1,873	$3,214	$8,731
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, deferred tax valuation allowances, other and tax	(1,488)	(45,155)	(3,246)	(50,405)	(7,964)

GAAP net income (loss)	$906	$(45,141)	$(1,373)	$(47,191)	$767

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.09	$0.00	$0.07	$0.12	$0.34
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, deferred tax valuation allowances, other and tax	(0.06)	(1.73)	(0.12)	(1.93)	(0.31)

GAAP net income (loss) per share	$0.03	$(1.73)	$(0.05)	$(1.81)	$0.03

Diluted:
Non-GAAP net income per share	$0.09	$0.00	$0.07	$0.12	$0.33
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, deferred tax valuation allowances, other and tax	(0.06)	(1.73)	(0.12)	(1.93)	(0.30)

GAAP net income (loss) per share	$0.03	$(1.73)	$(0.05)	$(1.81)	$0.03

ACTEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Oct. 4, 2009	Jan. 4, 2009
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$55,887	$49,639
Short-term investments	86,612	89,111
Accounts receivable, net	22,837	11,596
Inventories	38,392	60,630
Deferred income taxes	—	11,313
Prepaid expenses and other current assets	7,688	6,888

Total current assets	211,416	229,177
Long-term investments	3,245	7,807
Property and equipment, net	24,778	34,747
Goodwill and other intangible assets, net	35,132	35,540
Deferred income taxes	—	13,968
Other assets, net	29,756	22,022

	$304,327	$343,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,006	$14,672
Accrued compensation and employee benefits	6,510	11,240
Accrued licenses	4,279	3,952
Other accrued liabilities	4,909	5,274
Deferred income on shipments to distributors	30,117	24,316

Total current liabilities	54,821	59,454
Deferred compensation plan liability	5,116	4,086
Deferred rent liability	1,391	1,449
Accrued sabbatical compensation	2,561	2,739
Other long-term liabilities, net	10,262	7,208

Total liabilities	74,151	74,936
Shareholders’ equity	230,176	268,325

	$304,327	$343,261

ACTEL CORPORATION

SUPPLEMENTAL HISTORICAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	Oct. 4, 2009	July 5, 2009	Oct. 5, 2008	Oct. 4, 2009	Oct. 5, 2008
Non-GAAP Operations Information Percent of Revenue Gross Margin	60.3%	57.2%	58.0%	58.2%	58.9%
R&D Expense	28.3%	31.1%	29.0%	30.2%	28.5%
SG&A Expense	26.1%	27.8%	26.5%	26.5%	25.8%
Depreciation and Amortization Expense (000’s).	3,079	3,257	3,465	9,833	8,896
Capital Expenditures (000’s).	1,237	1,382	7,401	4,764	18,706
Revenue by Technology
Flash	26%	29%	29%	26%	25%
Other	74%	71%	71%	74%	75%
Revenue by Geographic Region
North America	49%	52%	49%	51%	48%
Europe	26%	25%	28%	26%	28%
Asia Pacific/Rest of World	25%	23%	23%	23%	24%
Revenue by Channel
OEM	28%	29%	28%	30%	25%
Distribution	72%	71%	72%	70%	75%
Revenue by Market Segment
Communication	8%	7%	9%	7%	9%
Consumer	15%	20%	19%	17%	17%
Industrial	34%	34%	36%	35%	36%
Aero/Military	43%	39%	36%	41%	38%

Market segment numbers are based on our estimate of end uses by our customers.

FLASH Technology products are defined as – ProASIC, ProASIC Plus, ProASIC 3, ProASIC 3 Low Power, IGLOO, IGLOO Plus, and FUSION project families.